Exhibit 99.1

NEWS RELEASE

Media Contact:	Linda Pazin
Sempra Energy
(877) 340-8875
media@sempra.com

Financial Contact:	Lindsay Gartner
Sempra Energy
(877) 736-7727
investor@sempra.com

SEMPRA ENERGY REPORTS STRONG FIRST-QUARTER 2021 EARNINGS RESULTS

SAN DIEGO, May 5, 2021 – Sempra Energy (NYSE: SRE) today announced first-quarter 2021 earnings of $874 million, or $2.87 per diluted share, compared to first-quarter 2020 earnings of $760 million, or $2.53 per diluted share. On an adjusted basis, the company’s first-quarter 2021 earnings were $900 million, or $2.95 per diluted share, compared to $741 million, or $2.47 per diluted share, in the first quarter of 2020.
“Over the last several years, we have narrowed our market focus, expanded investment in our utilities and worked hard to improve safety and operating results,” said Jeffrey W. Martin, chairman and CEO of Sempra Energy. “Taken together, these activities also support our financial commitments and, in part, are reflected in the strength of our first quarter results. The company is well positioned to deliver another strong year of financial performance.”

Progressing Sempra Infrastructure

Announced agreement to sell a non-controlling interest in Sempra Infrastructure and launched IEnova exchange offer.[1]

RENEWABLES
LNG
ENERGY NETWORKS

SEMPRA INFRASTRUCTURE

Expected to create scale, unlock portfolio synergies, drive growth and help enable the global transition

20% EQUITY INTEREST

in Sempra Infrastructure

KKR

[1] The ability to complete these transactions is subject to conditions to closing and a number of risks and uncertainties. Please refer to "Risk Factors" in our most recent Annual Report on Form 10-K and "Risk Factors" and "Capital Resources and Liquidity" in our most recent Quarterly Report on Form 10-Q for a description of the risks and other factors associated with these transactions.

The reported financial results reflect certain significant items as described on an after-tax basis in the following table of GAAP (generally accepted accounting principles in the United States of America) earnings, reconciled to adjusted earnings, for the first quarter of 2021 and 2020.

	Three months ended March 31,
(Dollars, except EPS, and shares in millions)	2021	2020
	(Unaudited)
GAAP Earnings	$874	$760
Impact from Foreign Currency and Inflation and Associated Undesignated Derivatives(1)	(3)	(150)
Net Unrealized Losses (Gains) on Commodity Derivatives(1)	29	(41)
Impacts Associated with Aliso Canyon Litigation	—	72
Losses from Investment in RBS Sempra Commodities LLP	—	100
Adjusted Earnings(2)	$900	$741

Diluted Weighted-Average Common Shares Outstanding	308	314
GAAP EPS(3),(4)	$2.87	$2.53

Diluted Weighted-Average Common Shares Outstanding	308	314
Adjusted EPS(2),(3),(4)	$2.95	$2.47

1) Q1-2020 Adjusted Earnings and Adjusted earnings-per-common-share (EPS) have been updated to exclude this item to conform to current year presentation.
2) Represents a non-GAAP financial measure. Q1-2020 Adjusted Earnings and Adjusted EPS have been updated to exclude additional items to conform to current year presentation. See Table A for information regarding non-GAAP financial measures and descriptions of adjustments.
3) To calculate Q1-2021 GAAP EPS and Adjusted EPS, preferred dividends of $10 million are added back to GAAP Earnings and Adjusted Earnings because of the dilutive effect of Series B mandatory convertible preferred stock in the quarter.
4) To calculate Q1-2020 GAAP EPS and Adjusted EPS, preferred dividends of $36 million are added back to GAAP Earnings and Adjusted Earnings because of the dilutive effect of Series A and Series B mandatory convertible preferred stock in the quarter.

Building Resiliency in California Utilities
Sempra Energy’s California utilities, San Diego Gas & Electric Co. (SDG&E) and Southern California Gas Co. (SoCalGas), both recently announced net-zero emissions goals, contributing to Sempra Energy’s overall efforts to help shape a more sustainable future. In March 2021, SoCalGas announced its goal to achieve net-zero greenhouse gas (GHG) emissions in its operations and delivery of energy by 2045. With this commitment, SoCalGas becomes the largest gas distribution utility in North America to set a net-zero GHG emissions target across all three scopes.
Building on the sustainability strategy SDG&E released last October and its goal to reach net-zero GHG emissions by 2045, the utility announced it is developing two hydrogen pilot projects, it is nearing completion of an additional battery storage facility and it has begun construction on another, while also launching a vehicle-to-grid pilot program featuring electric school buses, among other efforts.
Additionally, SDG&E and SoCalGas recently received a proposed decision for attrition rates for 2022 and 2023, providing improved visibility into funding in support of safety and reliability programs. SDG&E’s attrition rate would be 3.92% for 2022 and 3.7% for 2023, and SoCalGas’ attrition rate would be 4.53% for 2022 and 3.97% for 2023.

Continuing Growth at Oncor
In Texas, Oncor Electric Delivery Company LLC (Oncor) continues to play a key role in meeting the growing energy needs of Texas’ economy through the execution of its 2021-2025 capital plan. In the first quarter of 2021, Oncor continued to see strong organic growth and connected approximately 19,000 new premises, compared to approximately 18,000 in the first quarter of 2020.

Making Progress on Sempra Infrastructure
Last month, Sempra Energy announced that it has entered into a definitive agreement to sell a non-controlling 20% interest in Sempra Infrastructure to KKR for $3.37 billion in cash, subject to adjustments. The transaction values Sempra Infrastructure at approximately $25.2 billion, including expected asset-related debt at closing of $8.37 billion. Proceeds from the sale will be used to help fund growth in Sempra Energy’s U.S. utilities and to further strengthen the company’s balance sheet. The sale is expected to be accretive to earnings. The transaction is forecasted to be completed in mid-2021, subject to customary closing conditions, including consents from third parties and regulators.
On April 26, 2021, Sempra Energy launched its exchange offer to acquire all the outstanding shares of Infraestructura Energética Nova, S.A.B. de C.V. (IEnova) not owned by Sempra Energy. As part of the exchange offer, Sempra Energy intends to list its shares of common stock on the Mexican stock exchange (Bolsa Mexicana de Valores, S.A.B de C.V.). The exchange offer is expected to be completed by the end of May.
Additionally, IEnova continues to advance its development projects in Mexico with a focus on improving the country’s energy security. In March, IEnova achieved commercial operations on its Border Solar project, a 150-megawatt solar facility in northern Mexico, and completed the acquisition of the remaining 50% equity interest in Energía Sierra Juárez, a cross-border wind generation complex in Baja California, Mexico.

Earnings Guidance
Sempra Energy is updating its full-year 2021 GAAP EPS guidance range to $7.42 to $8.02 and affirming its full-year 2021 adjusted EPS guidance range of $7.50 to $8.10.

Non-GAAP Financial Measures
Non-GAAP financial measures include Sempra Energy’s adjusted earnings, adjusted EPS and adjusted EPS guidance range. See Table A for additional information regarding these non-GAAP financial measures.

Internet Broadcast
Sempra Energy will broadcast a live discussion of its earnings results over the Internet today at 12 p.m. ET with senior management of the company. Access is available by logging onto the website at www.sempra.com. For those unable to log on to the live webcast, the teleconference will be available on replay a few hours after its conclusion by dialing (888) 203-1112 and entering passcode 6657833.

About Sempra Energy
Sempra Energy's mission is to be North America's premier energy infrastructure company. The Sempra Energy family of companies have more than 19,000 talented employees who deliver energy with purpose to over 36 million consumers. With more than $66 billion in total assets at the end of 2020, the San Diego-based company is the owner of one of the largest energy networks in North America serving some of the world's leading economies. The company is helping to advance the global energy transition by enabling the delivery of lower-carbon energy solutions in each market it serves, including California, Texas, Mexico and the LNG export market. Sempra Energy is consistently recognized as a leader in sustainable business practices and for its long-standing commitment to building a high-performing culture including safety, workforce development and training, and diversity and inclusion. Sempra Energy is the only North American utility sector company included on the Dow Jones Sustainability World Index and was also named one of the "World's Most Admired Companies" for 2021 by Fortune Magazine. For additional information about Sempra Energy, please visit Sempra Energy's website at www.sempra.com and on Twitter @SempraEnergy.

###

This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions with respect to the future, involve risks and uncertainties, and are not guarantees. Future results may differ materially from those expressed in any forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this press release. We assume no obligation to update or revise any forward-looking statement as a result of new information, future events or other factors.

In this press release, forward-looking statements can be identified by words such as “believes,” “expects,” “anticipates,” “plans,” “estimates,” “projects,” “forecasts,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “in process,” “under construction,” “in development,” “target,” “outlook,” “maintain,” “continue,” or similar expressions, or when we discuss our guidance, priorities, strategy, goals, vision, mission, opportunities, projections, intentions or expectations.

Factors, among others, that could cause actual results and events to differ materially from those described in any forward-looking statements include risks and uncertainties relating to: California wildfires, including the risks that we may be found liable for damages regardless of fault and that we may not be able to recover costs from insurance, the wildfire fund established by California Assembly Bill 1054 or in rates from customers; decisions, investigations, regulations, issuances or revocations of permits and other authorizations, renewals of franchises, and other actions by (i) the Comisión Federal de Electricidad, California Public Utilities Commission (CPUC), U.S. Department of Energy, Public Utility Commission of Texas, and other regulatory and governmental bodies and (ii) states, counties, cities and other jurisdictions in the U.S., Mexico and other countries in which we do business; the success of business development efforts, construction projects and major acquisitions and divestitures, including risks in (i) the ability to make a final investment decision, (ii) completing construction projects or other transactions on schedule and budget, (iii) the ability to realize anticipated benefits from any of these efforts if completed, and (iv) obtaining the consent of partners or other third parties; the resolution of civil and criminal litigation, regulatory inquiries, investigations and proceedings, and arbitrations, including, among others, those related to the natural gas leak at Southern California Gas Company’s (SoCalGas) Aliso Canyon natural gas storage facility; the impact of the COVID-19 pandemic on our capital projects, regulatory approval processes, supply chain, liquidity and execution of operations; actions by credit rating agencies to downgrade our credit ratings or to place those ratings on negative outlook and our ability to borrow on favorable terms and meet our substantial debt service obligations; actions to reduce or eliminate reliance on natural gas, including any deterioration of or increased uncertainty in the political or regulatory environment for local natural gas distribution companies operating in California, and the impact of volatility of oil prices on our businesses and development projects; weather, natural disasters, pandemics, accidents, equipment failures, explosions, acts of terrorism, computer system outages and other events that disrupt our operations, damage our facilities and systems, cause the release of harmful materials, cause fires and subject us to liability for property damage or personal injuries, fines and penalties, some of which may not be covered by insurance, may be disputed by insurers or may otherwise not be recoverable through regulatory mechanisms or may impact our ability to obtain satisfactory levels of affordable insurance; the availability of electric power and natural gas and natural gas storage capacity, including disruptions caused by failures in the transmission grid, limitations on the withdrawal of natural gas from storage facilities, and equipment failures; cybersecurity threats to the energy grid, the storage and pipeline infrastructure, the information and systems used to operate our businesses, and the confidentiality of our proprietary information and the personal information of our customers and employees; expropriation of assets, failure of foreign governments and state-owned entities to honor their contracts, and property disputes; the impact at San Diego Gas & Electric Company (SDG&E) on competitive customer rates and reliability due to the growth in distributed and local power generation, including from departing retail load resulting from customers transferring to Direct Access and Community Choice Aggregation, and the risk of nonrecovery for stranded assets and contractual obligations; Oncor Electric Delivery Company LLC’s (Oncor) ability to eliminate or reduce its quarterly dividends due to regulatory and governance requirements and commitments, including by actions of Oncor’s independent directors or a minority member director; volatility in foreign currency exchange, inflation and interest rates and commodity prices and our ability to effectively hedge these risks; changes in tax and trade policies, laws and regulations, including tariffs and revisions to international trade agreements that may increase our costs, reduce our competitiveness, or impair our ability to resolve trade disputes; and other uncertainties, some of which may be difficult to predict and are beyond our control.

These risks and uncertainties are further discussed in the reports that Sempra Energy has filed with the U.S. Securities and Exchange Commission (SEC). These reports are available through the EDGAR system free-of-charge on the SEC's website, www.sec.gov, and on the company's website, www.sempra.com. Investors should not rely unduly on any forward-looking statements.

Sempra North American Infrastructure, Sempra LNG, Sempra Mexico, Sempra Texas Utilities, Oncor and Infraestructura Energética Nova, S.A.B. de C.V. (IEnova) are not the same companies as the California utilities, SDG&E or SoCalGas, and Sempra North American Infrastructure, Sempra LNG, Sempra Mexico, Sempra Texas Utilities, Oncor and IEnova are not regulated by the CPUC.

None of the website references in this press release are active hyperlinks, and the information contained on, or that can be accessed through, any such website is not, and shall not be deemed to be, part of this document.

SEMPRA ENERGY
Table A

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in millions, except per share amounts; shares in thousands)
	Three months ended March 31,
	2021	2020
	(unaudited)
REVENUES
Utilities	$2,845	$2,665
Energy-related businesses	414	364
Total revenues	3,259	3,029

EXPENSES AND OTHER INCOME
Utilities:
Cost of natural gas	(349)	(337)
Cost of electric fuel and purchased power	(232)	(229)
Energy-related businesses cost of sales	(109)	(59)
Operation and maintenance	(1,001)	(851)
Aliso Canyon litigation and regulatory matters	—	(100)
Depreciation and amortization	(442)	(412)
Franchise fees and other taxes	(153)	(137)
Other income (expense), net	35	(254)
Interest income	19	27
Interest expense	(259)	(280)
Income from continuing operations before income taxes and equity earnings	768	397
Income tax (expense) benefit	(158)	207
Equity earnings	318	263
Income from continuing operations, net of income tax	928	867
Income from discontinued operations, net of income tax	—	80
Net income	928	947
Earnings attributable to noncontrolling interests	(33)	(151)
Preferred dividends	(21)	(36)
Earnings attributable to common shares	$874	$760

Basic earnings per common share (EPS):
Earnings	$2.91	$2.60
Weighted-average common shares outstanding	300,905	292,790

Diluted EPS:
Earnings	$2.87	$2.53
Weighted-average common shares outstanding	308,458	313,925

SEMPRA ENERGY
Table A (Continued)

RECONCILIATION OF SEMPRA ENERGY ADJUSTED EARNINGS TO SEMPRA ENERGY GAAP EARNINGS (Unaudited)
Sempra Energy Adjusted Earnings and Adjusted EPS exclude items (after the effects of income taxes and, if applicable, noncontrolling interests) in 2021 and 2020 as follows:
Three months ended March 31, 2021:
▪$3 million impact from foreign currency and inflation and associated undesignated derivatives
▪$(29) million net unrealized losses on commodity derivatives

Three months ended March 31, 2020:
▪$150 million impact from foreign currency and inflation and associated undesignated derivatives
▪$41 million net unrealized gains on commodity derivatives
▪$(72) million from impacts associated with Aliso Canyon natural gas storage facility litigation at Southern California Gas Company (SoCalGas)
▪$(100) million equity losses at RBS Sempra Commodities LLP, which represents an estimate of our obligations to settle pending tax matters and related legal costs at our equity method investment at Parent and Other

Sempra Energy Adjusted Earnings and Adjusted EPS are non-GAAP financial measures (GAAP represents generally accepted accounting principles in the United States of America). These non-GAAP financial measures exclude significant items that are generally not related to our ongoing business activities and/or are infrequent in nature. These non-GAAP financial measures also exclude the impact from foreign currency and inflation effects and associated undesignated derivatives and unrealized gains and losses on commodity derivatives, which we expect to occur in future periods, and which can vary significantly from one period to the next. Exclusion of these items is useful to management and investors because it provides a meaningful comparison of the performance of Sempra Energy’s business operations to prior and future periods. Non-GAAP financial measures are supplementary information that should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. The table below reconciles for historical periods these non-GAAP financial measures to Sempra Energy GAAP Earnings and GAAP EPS, which we consider to be the most directly comparable financial measures calculated in accordance with GAAP.

SEMPRA ENERGY
Table A (Continued)

RECONCILIATION OF ADJUSTED EARNINGS TO GAAP EARNINGS
(Dollars in millions, except per share amounts; shares in thousands)
	Pretax amount	Income tax benefit(1)	Non-controlling interests	Earnings	Pretax amount	Income tax (benefit) expense(1)	Non-controlling interests	Earnings
	Three months ended March 31, 2021				Three months ended March 31, 2020
Sempra Energy GAAP Earnings				$874				$760
Excluded items:
Impact from foreign currency and inflation and associated undesignated derivatives	$30	$(42)	$9	(3)	$95	$(353)	$108	(150)
Net unrealized losses (gains) on commodity derivatives	46	(13)	(4)	29	(57)	16	—	(41)
Impacts associated with Aliso Canyon litigation	—	—	—	—	100	(28)	—	72
Losses from investment in RBS Sempra Commodities LLP	—	—	—	—	100	—	—	100
Sempra Energy Adjusted Earnings(2)				$900				$741

Diluted EPS:
Sempra Energy GAAP Earnings				$874				$760
Add back dividends for dilutive series A preferred stock				—				26
Add back dividends for dilutive series B preferred stock				10				10
Sempra Energy GAAP Earnings for GAAP EPS				$884				$796
Weighted-average common shares outstanding, diluted				308,458				313,925
Sempra Energy GAAP EPS				$2.87				$2.53

Sempra Energy Adjusted Earnings(2)				$900				$741
Add back dividends for dilutive series A preferred stock				—				26
Add back dividends for dilutive series B preferred stock				10				10
Sempra Energy Adjusted Earnings for Adjusted EPS(2)				$910				$777
Weighted-average common shares outstanding, diluted				308,458				313,925
Sempra Energy Adjusted EPS(2)				$2.95				$2.47

(1)     Income taxes were primarily calculated based on applicable statutory tax rates. We did not record an income tax benefit for the equity losses from our investment in RBS Sempra Commodities LLP because, even though a portion of the liabilities may be deductible under United Kingdom tax law, it is not probable that the deduction will reduce United Kingdom taxes.
(2)     Adjusted Earnings, Adjusted Earnings for Adjusted EPS and Adjusted EPS have been updated to reflect impact from foreign currency and inflation and associated undesignated derivatives and net unrealized gains on commodity derivatives for the three months ended March 31, 2020.

SEMPRA ENERGY
Table A (Continued)

RECONCILIATION OF SEMPRA ENERGY 2021 ADJUSTED EPS GUIDANCE RANGE TO SEMPRA ENERGY 2021 GAAP EPS GUIDANCE RANGE (Unaudited)
Sempra Energy 2021 Adjusted EPS Guidance Range of $7.50 to $8.10 excludes items (after the effects of income taxes and, if applicable, noncontrolling interests) as follows:
▪$3 million impact from foreign currency and inflation and associated undesignated derivatives for the three months ended March 31, 2021
▪$(29) million net unrealized losses on commodity derivatives for the three months ended March 31, 2021

Sempra Energy 2021 Adjusted EPS Guidance is a non-GAAP financial measure. This non-GAAP financial measure excludes the impact from foreign currency and inflation and associated undesignated derivatives and unrealized gains and losses on commodity derivatives, which we expect to occur in future periods, and which can vary significantly from one period to the next. Exclusion of these items is useful to management and investors because it provides a meaningful comparison of the performance of Sempra Energy's business operations to prior and future periods. Sempra Energy 2021 Adjusted EPS Guidance Range should not be considered an alternative to Sempra Energy 2021 GAAP EPS Guidance Range. Non-GAAP financial measures are supplementary information that should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. The table below reconciles Sempra Energy 2021 Adjusted EPS Guidance Range to Sempra Energy 2021 GAAP EPS Guidance Range, which we consider to be the most directly comparable financial measure calculated in accordance with GAAP.

RECONCILIATION OF ADJUSTED EPS GUIDANCE RANGE TO GAAP EPS GUIDANCE RANGE

	Full-Year 2021
Sempra Energy GAAP EPS Guidance Range(1)	$7.42	to	$8.02
Excluded items:
Impact from foreign currency and inflation and associated undesignated derivatives	(0.01)		(0.01)
Net unrealized losses on commodity derivatives	0.09		0.09
Sempra Energy Adjusted EPS Guidance Range	$7.50	to	$8.10
Weighted-average common shares outstanding, diluted (millions)(2)			308
(1)     Sempra Energy's prior GAAP EPS Guidance Range for full-year 2021 of $7.50 to $8.10 has been updated to reflect the impact from foreign currency and inflation and undesignated derivatives and net unrealized losses on commodity derivatives for the three months ended March 31, 2021.
(2)     Weighted-average common shares outstanding does not include the dilutive effect of mandatory convertible preferred stock, as they are assumed to be antidilutive for full-year 2021. If such mandatory convertible preferred stock were dilutive for the full year, the 2021 GAAP EPS Guidance Range would differ from the range presented above.

SEMPRA ENERGY
Table B

CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)
	March 31, 2021	December 31, 2020(1)
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$725	$960
Restricted cash	38	22
Accounts receivable – trade, net	1,595	1,578
Accounts receivable – other, net	393	403
Due from unconsolidated affiliates	26	20
Income taxes receivable	78	113
Inventories	274	308
Regulatory assets	183	190
Greenhouse gas allowances	555	553
Other current assets	333	364
Total current assets	4,200	4,511

Other assets:
Restricted cash	15	3
Due from unconsolidated affiliates	674	780
Regulatory assets	2,010	1,822
Nuclear decommissioning trusts	1,014	1,019
Investment in Oncor Holdings	12,553	12,440
Other investments	1,505	1,388
Goodwill	1,602	1,602
Other intangible assets	397	202
Dedicated assets in support of certain benefit plans	494	512
Insurance receivable for Aliso Canyon costs	414	445
Deferred income taxes	132	136
Greenhouse gas allowances	181	101
Right-of-use assets – operating leases	528	543
Wildfire fund	356	363
Other long-term assets	765	753
Total other assets	22,640	22,109
Property, plant and equipment, net	40,981	40,003
Total assets	$67,821	$66,623
(1)    Derived from audited financial statements.

SEMPRA ENERGY
Table B (Continued)

CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)
	March 31, 2021	December 31, 2020(1)
	(unaudited)
LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$1,817	$885
Accounts payable – trade	1,354	1,359
Accounts payable – other	141	154
Due to unconsolidated affiliates	42	45
Dividends and interest payable	595	551
Accrued compensation and benefits	273	446
Regulatory liabilities	437	140
Current portion of long-term debt and finance leases	505	1,540
Reserve for Aliso Canyon costs	152	150
Greenhouse gas obligations	555	553
Other current liabilities	1,004	1,016
Total current liabilities	6,875	6,839

Long-term debt and finance leases	22,023	21,781

Deferred credits and other liabilities:
Due to unconsolidated affiliates	258	234
Pension and other postretirement benefit plan obligations, net of plan assets	1,069	1,059
Deferred income taxes	3,114	2,871
Regulatory liabilities	3,333	3,372
Reserve for Aliso Canyon costs	285	301
Asset retirement obligations	3,121	3,113
Greenhouse gas obligations	41	—
Deferred credits and other	2,094	2,119
Total deferred credits and other liabilities	13,315	13,069
Equity:
Sempra Energy shareholders’ equity	23,999	23,373
Preferred stock of subsidiary	20	20
Other noncontrolling interests	1,589	1,541
Total equity	25,608	24,934
Total liabilities and equity	$67,821	$66,623
(1)     Derived from audited financial statements.

SEMPRA ENERGY
Table C

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in millions)
	Three months ended March 31,
	2021	2020
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$928	$947
Less: Income from discontinued operations, net of income tax	—	(80)
Income from continuing operations, net of income tax	928	867
Adjustments to reconcile net income to net cash provided by operating activities	446	175
Net change in working capital components	84	217
Distributions from investments	208	73
Insurance receivable for Aliso Canyon costs	31	(172)
Changes in other noncurrent assets and liabilities, net	(195)	90
Net cash provided by continuing operations	1,502	1,250
Net cash provided by discontinued operations	—	68
Net cash provided by operating activities	1,502	1,318

CASH FLOWS FROM INVESTING ACTIVITIES
Expenditures for property, plant and equipment	(1,181)	(1,010)
Expenditures for investments and acquisitions	(115)	(86)
Proceeds from sale of assets	—	5
Purchases of nuclear decommissioning trust assets	(288)	(552)
Proceeds from sales of nuclear decommissioning trust assets	288	552
Advances to unconsolidated affiliates	(8)	(30)
Intercompany activities with discontinued operations, net	—	(3)
Other	3	8
Net cash used in continuing operations	(1,301)	(1,116)
Net cash used in discontinued operations	—	(65)
Net cash used in investing activities	(1,301)	(1,181)

CASH FLOWS FROM FINANCING ACTIVITIES
Common dividends paid	(301)	(269)
Preferred dividends paid	(36)	(36)
Issuances of common stock	—	11
Repurchases of common stock	(37)	(57)
Issuances of debt (maturities greater than 90 days)	102	1,619
Payments on debt (maturities greater than 90 days) and finance leases	(1,093)	(1,433)
Increase in short-term debt, net	932	2,127
Advances from unconsolidated affiliates	20	64
Proceeds from sale of noncontrolling interests	7	—
Purchases of noncontrolling interests	—	(16)
Intercompany activities with discontinued operations, net	—	(2)
Other	(1)	(5)
Net cash (used in) provided by continuing operations	(407)	2,003
Net cash provided by discontinued operations	—	111
Net cash (used in) provided by financing activities	(407)	2,114

Effect of exchange rate changes in continuing operations	(1)	(6)
Effect of exchange rate changes in discontinued operations	—	(8)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1)	(14)

(Decrease) increase in cash, cash equivalents and restricted cash, including discontinued operations	(207)	2,237
Cash, cash equivalents and restricted cash, including discontinued operations, January 1	985	217
Cash, cash equivalents and restricted cash, including discontinued operations, March 31	$778	$2,454

SEMPRA ENERGY
Table D

SEGMENT EARNINGS (LOSSES) AND CAPITAL EXPENDITURES, INVESTMENTS AND ACQUISITIONS
(Dollars in millions)
	Three months ended March 31,
	2021	2020
	(unaudited)
Earnings (Losses) Attributable to Common Shares
SDG&E	$212	$262
SoCalGas	407	303
Sempra Texas Utilities	135	105
Sempra Mexico	57	191
Sempra LNG	146	75
Parent and other	(83)	(248)
Discontinued operations	—	72
Total	$874	$760

	Three months ended March 31,
	2021	2020
	(unaudited)
Capital Expenditures, Investments and Acquisitions
SDG&E	$555	$402
SoCalGas	459	388
Sempra Texas Utilities	50	86
Sempra Mexico	142	170
Sempra LNG	89	47
Parent and other	1	3
Total	$1,296	$1,096

SEMPRA ENERGY
Table E

OTHER OPERATING STATISTICS

	Three months ended March 31,
	2021	2020
	(unaudited)
UTILITIES
SDG&E and SoCalGas
Gas sales (Bcf)(1)	127	129
Transportation (Bcf)(1)	137	148
Total deliveries (Bcf)(1)	264	277

Total gas customer meters (thousands)	6,975	6,933

SDG&E
Electric sales (millions of kWhs)(1)	3,289	3,460
Direct Access and Community Choice Aggregation (millions of kWhs)	813	769
Total deliveries (millions of kWhs)(1)	4,102	4,229

Total electric customer meters (thousands)	1,486	1,475

Oncor(2)
Total deliveries (millions of kWhs)	30,677	30,420
Total electric customer meters (thousands)	3,781	3,703

Ecogas
Natural gas sales (Bcf)	1	1
Natural gas customer meters (thousands)	136	135

ENERGY-RELATED BUSINESSES
Power generated and sold
Sempra Mexico
Termoeléctrica de Mexicali (TdM) (millions of kWhs)	845	826
Wind and solar (millions of kWhs)(3)	543	422
(1)     Include intercompany sales.
(2)     Includes 100% of the electric deliveries and customer meters of Oncor Electric Delivery Company LLC (Oncor), in which we hold an indirect 80.25% interest through our investment in Oncor Electric Delivery Holdings Company LLC.
(3)     Includes 50% of the total power generated and sold at the Energía Sierra Juárez wind power generation facility through March 19, 2021. As of March 19, 2021, ESJ became a wholly owned, consolidated subsidiary of IEnova.